Exhibit 10.1
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$15,000,000.00	09-12-2018	02-28-2023	4061111013		Note #1000	823
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Hancock Park Corporate Income, Inc., a Maryland corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606	Lender:	Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212

Principal Amount: $15,000,000.00	Date of Agreement: November 15, 2021
DESCRIPTION OF EXISTING INDEBTEDNESS.
Promissory Note dated September 12, 2018 in the original principal amount of $10,000,000.00 as modified by Change in Terms Agreements dated September 9, 2019 and February 17, 2021; together with all renewals, extensions and modifications related thereto (the "Note").
DESCRIPTION OF COLLATERAL.
A Commercial Security Agreement dated September 9, 2019, granting Lender a security interest in all business assets.
DESCRIPTION OF CHANGE IN TERMS. This Change In Terms Agreement ("Agreement") is entered into by Borrower and is effective on the latter of (i) its acceptance by Lender, (ii) the satisfaction of all conditions precedent to effectiveness (if any), or (iii) as of the Date of the Agreement set forth above.  Borrower agrees that the terms of the Note, and any other Related Documents described herein, are hereby modified by the terms of this Agreement.  To the extent any provision of this Agreement conflicts with the provisions of the Note, or any other Related Documents described herein, then the provisions of this Agreement shall control.
The Note is hereby modified as follows: Effective as of November 1, 2021, the floor rate is amended as further described in the Variable Interest Rate paragraph of this Agreement.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 28, 2023. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 28, 2021, with all subsequent interest payments to be due on the same day of each month after that.
VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.750 percentage points over the Index (the "Margin"), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.250%. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this loan, Lender may amend this loan by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this loan will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.250% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
INTEGRATION. The parties agree that (a) this Agreement and the Business Loan Agreement, which governs the Note, together with all of the Related Documents, represents the final agreement between the parties, and therefore incorporates all negotiations of the parties hereto (b) there are no unwritten oral agreements between the parties, and (c) this Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER:
HANCOCK PARK CORPORATE INCOME, INC., A MARYLAND CORPORATION

By: /s/ Jeffrey A. Cerny
    Jeffrey A. Cerny, Chief Financial Officer of Hancock Park Corporate Income, Inc., a Maryland corporation

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